                                                             Exhibit 99.906.Cert

FORM N-CSR/A ITEM 11(b) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Eaton Vance Special Investment Trust (the "Trust") (on behalf of Eaton Vance Large-Cap Value Fund), that:

  (a)  the Annual Report of the Trust (on behalf of Eaton Vance Large-Cap Value
       Fund) on Form N-CSR/A for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Eaton Vance Large-Cap Value Fund) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.


Eaton Vance Special Investment Trust (On behalf of Eaton Vance Large-Cap Value
Fund)

Date: June 8, 2004
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/S/ James L. O'Connor
----------------------
James L. O'Connor
Treasurer

Date: June 8, 2004
      ------------


/S/ Thomas E. Faust Jr.
------------------------
Thomas E. Faust Jr.
President